                              WITHDRAWAL AGREEMENT               Exhibit 10.21

     THIS WITHDRAWAL AGREEMENT (this "Agreement") is made and entered into this 7th day of November, 1996, by and between the ILLINOIS INSURANCE EXCHANGE (the "IIE"), the ILLINOIS INSURANCE EXCHANGE IMMEDIATE ACCESS SECURITY ASSOCIATION (the "IASA"), the ILLINOIS INSURANCE EXCHANGE GUARANTY FUND, INC. (the "Guaranty Fund"), FIRST MERCURY SYNDICATE, INC. (the "Syndicate") and FIRST MERCURY INSURANCE COMPANY ("FMIC").

     WHEREAS, the IIE operates as an insurance exchange pursuant to Article V 1/2 (215 ILCS 5/107.01 et seq.) of the Illinois Insurance Code (the "Code");

     WHEREAS, the IASA is an Illinois not-for-profit corporation created pursuant to Section 107.26 of the Code;

     WHEREAS, the Guaranty Fund is an Illinois not-for-profit corporation created pursuant to Section 15.A.1. of the IIE Regulations (the "Regulations");

     WHEREAS, the Syndicate, an Illinois business corporation, is a syndicate on the IIE;

     WHEREAS, FMIC, an Illinois stock property and casualty insurance corporation, is a wholly owned subsidiary and reinsurer of the Syndicate;

     WHEREAS, the Syndicate wishes to voluntarily withdraw from the IIE and cease operating as a syndicate on the IIE; and

     WHEREAS, this Agreement sets forth the terms of the Syndicate's voluntary withdrawal and plan for securing its claims and obligations, pursuant to Section 23 of the Regulations.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                    WITHDRAWAL OF THE SYNDICATE FROM THE IIE

     1.1 WITHDRAWAL. Subject to the Syndicate being in compliance with and not in breach of any provisions of this Agreement, the IIE grants the Syndicate petition to withdraw as a syndicate on the IIE effective as of the Closing Date (as defined in Section 2.1 below), but the Syndicate or FMIC, as its successor, shall continue to be subject to the provisions of Sections 13, 15 and 22 of the Regulations. In this regard, the IIE, the IASA or the Guaranty Fund, as applicable, shall promptly notify FMIC of the receipt of any claim in connection with a policy issued by the Syndicate. FMIC shall have the right and duty to defend or settle, as it deems appropriate, any such claim against the IIE, the IASA or the Guaranty Fund. On and after the Closing Date, the IIE shall promptly report to FMIC all claims made


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

under policies issued by the Syndicate with respect to which the IIE receives notice. Also effective as of the Closing Date, the Syndicate shall be merged out of existence (as further described in Section 3.1 below) and thus shall conduct no further activity (I) as a syndicate on the IIE, nor (ii) as an independent entity.

     1.2 WITHDRAWAL OF THE SYNDICATE. The Syndicate, as an independent entity, shall not engage in the underwriting of new or renewal insurance or reinsurance business on or after the date of this Agreement so long as this Agreement remains in effect. Subject to the terms and conditions of this Agreement and in accordance with the provisions of Section 23 of the Regulations, the Syndicate shall withdraw as an active syndicate of the IIE effective as of the Closing Date. Upon such withdrawal, the Syndicate and FMIC will not engage in any further activity as an insurance syndicate or member of the IIE.
Notwithstanding the above, the Syndicate shall continue to be obligated for all claims, loss adjustment expenses, return premiums or any other matters arising from policies written or reinsurance agreements entered into while a member of the IIE.

     1.3 NAME AND PURPOSE. As soon as practicable following the execution of this Agreement, the Syndicate shall be merged and dissolved out of existence, and the surviving corporation, FMIC, shall not include in its name or purpose any reference to "Syndicate," "Exchange" or "Illinois Insurance Exchange."

                                    ARTICLE 2

                                     CLOSING

     2.1 CLOSING. Subject to the terms and conditions hereof, the closing (the "Closing") of the transaction contemplated by this Agreement shall be held at the offices of the Illinois Insurance Exchange, 311 South Wacker Drive, Suite 400, Chicago, Illinois 60606, on such day and at such time as the parties hereto mutually shall agree, but in no event later than ten (10) days after the satisfaction or waiver of all of the conditions set forth in Articles 9 and 10 below. The date and time of the Closing is hereinafter referred to as the "Closing Date."

                                    ARTICLE 3

                              INSURANCE LIABILITIES

     3.1 MERGER. As soon as practicable following the execution of this Agreement, subject to the approval of the Illinois Department of Insurance (the "Department"), the Illinois Secretary of State and any other applicable governmental or regulatory body, the Syndicate shall merge with and into FMIC, pursuant to Article X of the Illinois Insurance Code (the "Merger") with FMIC being the surviving entity, and simultaneously dissolve its corporate existence pursuant to the Illinois Business Corporation Act of 1983, as amended. Consequently, FMIC, as the surviving corporation, thereafter shall possess all of the assets, and assume all of the liabilities and obligations of the Syndicate, including those relating to the Syndicate's policyholders and reinsureds. The existing reinsurance agreement between FMIC and the Syndicate, dated June 28, 1996, will terminate by operation of law pursuant to the Merger. Immediately prior to the Merger and the Closing, the Syndicate shall pay a cash dividend to its shareholders in an aggregate amount not to exceed $2,400,000. The IIE hereby waives any applicable notice requirement regarding the dividend and any opportunity it may have to object to such dividend.

     3.2  TRUST FUND.

          (A) ESTABLISHMENT. As of the Closing Date, in order to ensure the satisfaction of the obligations of the Syndicate to its policyholders and reinsureds and of FMIC, as the surviving entity in the Merger, to the Syndicate's policyholders and reinsureds, FMIC shall establish a trust fund with the LaSalle National Trust, N.A. or such other bank as mutually agreed to by the parties for the payment of claims under insurance policies issued and reinsurance agreements entered into by the Syndicate (the "Trust Fund"). The Trust Fund shall be funded and administered in accordance with the terms of a Trust Agreement substantially in the form attached hereto as EXHIBIT A (the "Trust Agreement"), subject to the approval of the Illinois Department of Insurance. The Trust Fund shall be established solely for the benefit of the Syndicate's policyholders and reinsureds. As of the Closing Date, FMIC shall deposit into the Trust Fund cash or investments described in Sections 125.1a through and including 125.14a, and publicly traded investments described in Section 125.15b, of the Illinois Insurance Code, with an aggregate value equal to (1) 100% of the Syndicate's net loss and allocated loss adjustment expense reserves as reflected on the Syndicate's September 30, 1996 statutory financial statements, PLUS (2) 100% of FMIC's net loss and allocated loss adjustment expense reserves with respect to insurance business ceded to FMIC from the Syndicate, as reflected on FMIC's September 30, 1996 statutory financial statements, PLUS, (3) 100% of Syndicate's net loss and allocated loss adjustment expense reserves on all policies written and liabilities incurred by the Syndicate subsequent to September 30, 1996, PLUS, (4) 100% of FMIC's net loss and allocated loss adjustment expense reserves on business assumed from the Syndicate subsequent to September 30, 1996, PLUS, (5) 100% of the Syndicate's unearned premium reserves. The Syndicate shall provide to the IIE an original copy of the bank records verifying such deposits.

          (B) OPERATION. Subsequent to the Closing Date, FMIC shall collect and remit to the trustee of the Trust Fund, promptly upon receipt, cash or other admitted assets in an amount equal to the sum of the following: (1) 65% of all premiums, audit premiums or other consideration with respect to insurance policies issued and reinsurance assumed by the Syndicate; (2) any monies, credits, setoffs, allowances or commutation settlements, other than profit-sharing payments, received by FMIC from reinsurers with respect to reinsurance ceded by the Syndicate or FMIC with respect to Syndicate insurance business; and (3) all salvage and subrogation or any other recoveries arising from any policies issued and reinsurance agreements entered into by the Syndicate; LESS an amount equal to all reinsurance premiums paid on remaining reinsurance treaties with respect to reinsurance ceded by FMIC relating to Syndicate insurance business. Except for the payment of losses and allocated loss adjustment expenses under policies issued and reinsurance agreements entered into by the Syndicate, and except for the withdrawals expressly permitted hereunder, FMIC shall make no withdrawals from the Trust Fund. In the event FMIC enters into a commutation agreement with respect to Syndicate insurance business, FMIC promptly shall provide to the IIE either a copy of such commutation agreement or a summary providing pertinent information with respect to the commutation, at FMIC's option.

          (C) REPORTS. No later than on March 1, 1997, and periodically thereafter, FMIC shall provide to the IIE the following reports:


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

               (1) a monthly report prepared by the trustee with respect to the Trust Fund in the form that typically is prepared by the trustee with respect to trusts of this type which, to FMIC's knowledge, will show remittances and disbursements from the Trust Fund together with a list of all assets in the Trust Fund and the market value of each asset;

               (2) an annual actuarial valuation as of December 31 of the prior year, conducted by an actuary who is either a member or fellow of the Casualty Actuarial Society or the American Academy of Actuaries ("Qualified Actuary"), that confirms that the Trust Fund contains assets equal to 100% of the undiscounted value of unpaid losses and allocated loss adjustment expenses with respect to policies issued and reinsurance assumed by the Syndicate LESS the amount of reinsurance ceded by FMIC (with respect to Syndicate insurance business) to unaffiliated reinsurers rated B+ (Very Good) or better by A.M. Best (the "Reserve Value"); and

               (3) an annual certification by an officer of FMIC that all disbursements and remittances have been made from and to the Trust Fund during the year ending the preceding December 31, only in accordance with the terms of this Agreement.

          The IIE shall not have the right to challenge the results or procedures used to generate such reports, or the individuals or entities which generate such reports. Nevertheless, the IIE shall have the right to ask questions of the trustee and the Qualified Actuary, each of whom shall be instructed by FMIC to respond as appropriate. Additionally, the IIE shall have the right to audit the Trust Fund, following reasonable notice to FMIC, at the IIE's sole expense. Notwithstanding the foregoing, in the event such an audit by the IIE reveals material deviations from FMIC's obligations pursuant to this Agreement, following FMIC's unsuccessful challenge of such audit results, FMIC shall reimburse the IIE for all of its audit expenses and the IIE shall retain all rights and remedies otherwise granted to the IIE under this Agreement.

          (D) WITHDRAWAL OF ASSETS. So long as the Trust Fund maintains assets equal to 100% of the most recently determined Reserve Value pursuant to Subsection (C)(2) hereof, FMIC shall have the right, at any time, to withdraw from the Trust Fund an amount less than or equal to all cumulative interest, dividends and earnings (including net realized capital gains) received with respect to the assets held in the Trust Fund (the "Investment Income") LESS trustee fees and Trust Fund expenses. Unless withdrawn pursuant to the terms of this Section, the remaining Investment Income and all monies received from the maturity, sale, redemption or other disposition of the assets shall be reinvested in the Trust Fund in a manner designated by FMIC, but only in cash or investments qualifying as admitted assets under the Illinois Insurance Code. In addition to the annual actuarial valuation described in Subsection (C)(2) above, FMIC may, at any time in its sole discretion, cause an actuarial valuation to be conducted by a Qualified Actuary to determine the Reserve Value. If, as a result of an actuarial valuation by a Qualified Actuary, it is determined that the balance of the Trust Fund exceeds the Reserve Value, FMIC also may withdraw from the Trust Fund the amount by which the balance of the Trust Fund exceeds the Reserve Value. Subsequent to such a withdrawal and so long as the Trust Fund maintains assets equal to 100% of the most recently determined Reserve Value pursuant to Subsection (C)(2) hereof, FMIC may withdraw all cumulative Investment Income subsequently received with respect to the assets in the Trust Fund. If the Reserve Value is determined to be greater than the balance of the Trust Fund by any amount, FMIC shall deposit assets into the Trust Account in an amount necessary such that the total assets in the Trust Fund equal 100% of the most recently determined Reserve Value, and FMIC may not withdraw any further Investment Income from the Trust Fund until a subsequent actuarial valuation results in a determination that the balance of the Trust Fund exceeds the Reserve Value.

          (E) TERMINATION OF TRUST FUND. In the event that (I) an actuarial valuation by a Qualified Actuary results in a determination that the Reserve Value under policies issued or reinsurance assumed by the Syndicate is equal to or less than the lesser of $5,000,000 or 10% of the amount of the Trust Fund as of the Closing Date, and (ii) the policyholders' surplus of FMIC as of FMIC's most recent certified audit on file with the Illinois Department of Insurance is greater than $10,000,000, then the Trust Fund shall terminate and all remaining assets held in the Trust Fund shall immediately be paid to FMIC. The termination of the Trust Fund shall not extinguish any other obligation of the parties hereunder except for the reporting obligations set forth in Subsection (C)hereof and shall not terminate the obligation of FMIC to pay any and all claims under the policies issued or reinsurance assumed by the Syndicate.

     3.3 CLAIMS HANDLING. During the period of runoff of the Syndicate's insurance liabilities, and until all such claims and liabilities have been settled and paid, FMIC shall assume all responsibility for the handling of insurance claims relating to the Syndicate's policyholders or reinsureds, including, but not limited to, salvage, subrogation, reinsurance notification and premium and reinsurance collections.

                                    ARTICLE 4

                  FUNDS HELD BY THE IIE, IASA AND GUARANTY FUND


     4.1  LETTERS OF CREDIT.  Upon the execution hereof and compliance with
Section 9.1-C- of this Agreement, the IIE, IASA or Guaranty Fund shall cause the physical return to the Syndicate of the letters of credit listed on SCHEDULE
4.1. The return of such letters of credit shall constitute a partial release of the Syndicate's IASA Custodial Account. The parties agree that the letters of credit listed on SCHEDULE 4.1 constitute all letters of credit held by the IIE, IASA and Guaranty Fund with respect to the Syndicate. The IIE, IASA and Guaranty Fund each hereby represents, warrants and covenants that upon Closing it has, and in the future will have, no claim against or rights to the letters of credit referenced herein.

     4.2 IASA ACCOUNT. At or prior to the Closing, the IIE and IASA shall take any and all necessary actions to cause the closure of the Syndicate's IASA Custodial Account and the release to the Syndicate or FMIC of all funds and assets deposited in or otherwise held in connection with the Syndicate's IASA Custodial Account. Subsequent to the Closing Date, neither the Syndicate nor FMIC shall have any further obligation to or with respect to the IASA.

     4.3  GUARANTY FUND.

          (A) GUARANTY FUND ACCOUNT. Upon the execution hereof, the Syndicate shall fund its Guaranty Fund Custodial Account with cash or marketable securities having market value of not less than $1,000,000. All interest or other income accrued or paid with respect to the Guaranty Fund Custodial Account shall inure to the benefit of FMIC. So long as the Guaranty Fund Custodial Account remains at or above a market value of $1,000,000 LESS any amounts previously withdrawn by the Guaranty Fund, FMIC shall be permitted to withdraw at any time and from time to time all interest or other income earned with respect to assets in its Guaranty Fund Custodial Account. FMIC agrees to maintain this Account with assets with a market value of no less than $1,000,000 LESS any amounts previously withdrawn by the Guaranty Fund, for the period of time required under this Agreement and the Regulations. The Syndicate's Guaranty Fund Custodial Account will continue to be available to the Guaranty Fund for a period of three (3) years from the date hereof (unless sooner released by resolution of the IIE Board of Trustees), to the extent provided in the Regulations. The Syndicate's Guaranty Fund Custodial Account shall be available for insolvencies determined prior to the date hereof or insolvencies dated within the three (3) year period following the date hereof, but only for losses arising on or before the date hereof. The Syndicate's Guaranty Fund Custodial Account shall be available for multiple insolvencies, but for any one insolvency only to the extent of no more than the lesser of (I) $500,000 or (ii) a proportional share of the Guaranty Fund's obligations determined by dividing the estimated Guaranty Fund's aggregate obligations by the number of syndicates whose custodial accounts are available as of the date hereof. Except as set forth herein, subsequent to the Closing Date, neither the Syndicate nor FMIC shall have any further obligation to or with respect to the Guaranty Fund.

          (B) RELEASE OF GUARANTY FUND CUSTODIAL ACCOUNT. At the next meeting of the IIE Board of Trustees following the execution of this Agreement, the Board shall adopt a standing resolution (a copy of which will be provided to FMIC promptly following adoption) authorizing the release to FMIC, on the third annual anniversary of the Closing Date, of all amounts remaining in the Syndicate's Guaranty Fund Custodial Account and not already finally determined to be available for insolvencies pursuant to the provisions of
     Section 4.3(A) hereof. In the event that a court of competent jurisdiction shall determine that any of the amounts released under this Section 4.3(B) should not have been released, FMIC shall indemnify the IIE, IASA or Guaranty Fund (as applicable) in the amount of the lesser of (I) the amount determined to have been improperly released, or (ii) the amounts released pursuant to this Section 4.3(B). In the event of any judicial proceeding seeking such determination, the IIE, IASA or Guaranty Fund (as applicable) promptly shall provide notice thereof to FMIC, and FMIC shall have the duty and right to defend the IIE, IASA and Guaranty Fund (as applicable) or to agree to any settlement thereof in FMIC's sole discretion.

     4.4 OTHER FUNDS, ASSETS, ASSESSMENTS AND FEES. The IIE, IASA and Guaranty Fund waive any right to recover from the Syndicate or FMIC any special assessments or fees (other than regular premium assessments incurred by the Syndicate prior to the Closing Date) incurred by the Syndicate prior to, on or subsequent to the Closing Date.



                                    ARTICLE 5

                                 WITHDRAWAL FEE

     5.1 WITHDRAWAL FEE. The amount of the withdrawal fee pursuant to Section 23.B. of the Regulations is $492,151.50, and such withdrawal fee shall be payable, by corporate check, by the Syndicate or FMIC to the IIE as follows:

          (A)  $164,050.50 shall be paid at the Closing;

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          (B)  $164,050.50 shall be paid on the first annual anniversary date of the Closing Date; and

          (C) $164,050.50 shall be paid on the second annual anniversary date of the Closing Date.

Such amounts payable by the Syndicate or FMIC shall be used by the IIE only as provided in Section 23.B. of the Regulations and not as part of a capitalization of or investment in any other entity. Additionally, if the IIE should declare a refund or distribution of assessments with respect to the 1996 year, the Syndicate shall be entitled to receive the fraction of the aggregate of such refund or distribution that the amounts paid by the Syndicate as assessments and withdrawal fees in 1996 bear to all assessments received by the IIE in 1996.
Any such refund or distribution shall be made to the Syndicate simultaneously with that made to the other receiving parties.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF THE SYNDICATE AND FMIC

     6.1 REPRESENTATIONS AND WARRANTIES. In order to induce the IIE, IASA and Guaranty Fund to enter into this Agreement and to perform their respective obligations hereunder, and acknowledging that the IIE, IASA and Guaranty Fund will have relied on the representations and warranties made by the Syndicate and FMIC in entering into this Agreement, the Syndicate and FMIC represent and warrant as follows:

          (A) ORGANIZATION. The Syndicate is a corporation duly organized, existing and in good standing under the laws of the State of Illinois.
     FMIC is an insurance corporation duly organized and existing under the laws of the State of Illinois.

          (B) DUE AUTHORIZATION; EXECUTION AND DELIVERY. The Syndicate and FMIC have the corporate power and authority to enter into and perform their obligations under this Agreement. The Syndicate and FMIC have taken all requisite corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement is enforceable against the Syndicate and FMIC in accordance with its terms.

          (C) NO CONFLICTS. Except as provided elsewhere in this Agreement, the execution and delivery of this Agreement and the performance by the Syndicate and FMIC of their respective obligations hereunder will not conflict with, or result in a breach of, or constitute a default under, or result in the creation or imposition of any lien or charge under, any agreement or instrument to which the Syndicate or FMIC is a party or by which the Syndicate or FMIC may be bound, nor will any such action violate any statute, law, rule or regulation or any order, judgment, injunction or decree of any court or governmental authority binding upon or affecting the Syndicate or FMIC.

          (D) APPROVALS AND FILINGS. Except as provided elsewhere in this Agreement, to the Syndicate's or FMIC's knowledge, no approval, certification, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental, regulatory or other authority, body or entity, or court, is required to be obtained or made by either party hereto for the consummation of the transaction contemplated by this Agreement.

          (E) MISCELLANEOUS. To the Syndicate's knowledge: (I) all policies written by the Syndicate


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     have been reported to the IIE and all policies bound at the IIE actually have been issued; (ii) all known reported losses have been disclosed to the IIE, and all such losses and the current reserves for those losses as of September 30, 1996 are shown in SCHEDULE 6.1(E)(ii) attached hereto; (iii) the Syndicate has not entered into any agreements whereby it has assumed liabilities by reinsurance or otherwise that have not been disclosed in writing to the IIE; (iv) the Syndicate has not facultatively ceded any insurance liabilities other than those that have been disclosed in writing to the IIE; (v) none of the executive officers of the Syndicate nor its claims manager has actual knowledge of any circumstances that are likely to result in liability against the Syndicate or the IIE for bad faith claims handling or punitive damages; (vi) the Syndicate has no actual or potential material insurance claims that would not be reinsured by one or more of its reinsurance agreements because of late notice or any breach of condition; and (vii) the data, statistics, information and records provided to the IIE by the Syndicate were true, correct and complete in all material respects at the time provided.

                                    ARTICLE 7

                   REPRESENTATIONS AND WARRANTIES OF THE IIE,
                             IASA AND GUARANTY FUND

     7.1 REPRESENTATIONS AND WARRANTIES. In order to induce the Syndicate and FMIC to enter into this Agreement and to perform their obligations hereunder, and acknowledging that the Syndicate and FMIC will have relied on the representations and warranties made by the IIE, IASA and Guaranty Fund in entering into this Agreement, the IIE, IASA and Guaranty Fund represent and warrant to the Syndicate and FMIC as follows:

          (A) ORGANIZATION. The IIE is a not-for-profit corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Illinois. The IASA and the Guaranty Fund are not-for-profit corporations duly organized, existing and in good standing under the laws of the State of Illinois.

          (B) DUE AUTHORIZATION; EXECUTION AND DELIVERY. Each of the IIE, IASA and Guaranty Fund has the power and authority to enter into and perform its obligations under this Agreement. Each of the IIE, IASA and Guaranty Fund has taken all requisite corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement is enforceable against the IIE, IASA and Guaranty Fund in accordance with its terms.

          (C) NO CONFLICTS. Except as provided elsewhere in this Agreement, the execution and delivery of this Agreement and the performance by the IIE, IASA and Guaranty Fund of their obligations hereunder will not conflict with, or result in a breach of, or constitute a default under, or result in the creation or imposition of any lien or charge under, any agreement or instrument to which the IIE, IASA or Guaranty Fund is a party or by which the IIE, IASA or Guaranty Fund may be bound, nor will any such action violate any statute, law, rule or regulation or any order, judgment, injunction or decree of any court or governmental authority binding upon or affecting the IIE, IASA or Guaranty Fund.

          (D) APPROVALS AND FILINGS. Except as provided elsewhere in this Agreement, to the IIE's, IASA's and Guaranty Fund's knowledge, no approval, certification, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental, regulatory or other authority, body or entity, or court, is required to be obtained or made by any party hereto for the consummation of the transaction contemplated by this Agreement.

          (E) OTHER FUNDS. None of the IIE, IASA or Guaranty Fund holds any funds of the Syndicate pursuant to Article V 1/2 of the Illinois Insurance Code or the Regulations, other than those specified herein.

                                    ARTICLE 8

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     8.1 SURVIVAL. The foregoing representations and warranties of the Syndicate and FMIC and the IIE in Articles 6 and 7 of this Agreement, in other Articles or Sections of this Agreement, and in any document delivered to the other parties pursuant to the terms and conditions of this Agreement shall be deemed made upon the signing of this Agreement and again at the Closing and shall be fully effective and enforceable without time limit.

                                    ARTICLE 9

              CONDITIONS TO THE IIE'S, IASA'S AND GUARANTY FUND'S
                              OBLIGATIONS TO CLOSE

     9.1 CONDITIONS TO CLOSING. The obligations of the IIE, IASA and Guaranty Fund to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless otherwise waived in writing by the IIE, IASA and Guaranty Fund, as applicable:

          (A) MERGER. As of the Closing Date, the Department shall have approved the Trust Agreement, and the Syndicate and FMIC shall have received confirmation that the Articles of Dissolution of the Syndicate were filed with the Illinois Secretary of State and that the Agreement of Merger of the Syndicate and FMIC was filed with and approved by the Department, as described in Section 3.1 above. Copies of all documents mentioned in this paragraph and any amendments thereto, shall be provided to the IIE.

          (B) TRUST FUND. As of the Closing Date, the IIE shall have received a fully executed copy of the Trust Agreement, and evidence that FMIC shall have funded the Trust Fund in accordance with the provisions of Section 3.2(A) above.

          (C) GUARANTY FUND CUSTODIAL ACCOUNT FUNDING. As of the date of execution hereof:

               (1) the IIE shall have received evidence that the Syndicate has funded its Guaranty Fund Custodial Account with assets that qualify under Section 15.B. of the Regulations, which assets shall not include letters of credit; and

               (2) the Syndicate shall have sent a letter by certified U.S. mail to the custodian bank (and provided a copy to the IIE) stating that unless the custodian bank receives a certified resolution from the IIE with different instructions, the custodian shall not distribute to the Syndicate, for a period of three (3) years from the Closing Date, assets or investment income if immediately thereafter the Guaranty Fund Custodial Account number 05-71600 would have assets with an aggregate fair market value of less than $1,000,000 LESS any amounts previously withdrawn by the Guaranty Fund pursuant to Section 4.3 hereof. The minimum required balance (except in the case of a reduced required balance resulting from the withdrawal of funds by the Guaranty Fund) can only be reduced pursuant to a certified resolution from the IIE Board of Trustees.

          (D) WITHDRAWAL FEE. At the Closing, the IIE shall have received from the Syndicate the first installment of the withdrawal fee, as described in
     Section 5.1 above.

          (E) REPRESENTATIONS AND WARRANTIES CERTIFICATE. The representations and warranties of the Syndicate and FMIC set forth in Article 6 of this Agreement shall be true and complete in all material respects as of the Closing Date, and the Syndicate and FMIC shall have materially performed and complied with all of their obligations, covenants, conditions and agreements under this Agreement to be performed or complied with by it on or prior to the Closing Date. At the Closing, the Syndicate and FMIC each shall deliver to the IIE a certificate duly executed by its President, dated as of the Closing Date, certifying that, to his knowledge: (I) the representations and warranties of each of the Syndicate and FMIC set forth in Article 6 of this Agreement are true and complete in all material respects as of the Closing Date; and (ii) each of the Syndicate and FMIC, respectively, has fully performed and complied with, in all material respects, all obligations, covenants, conditions and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

          (F) RESOLUTIONS. At the Closing, each of the Syndicate and FMIC shall deliver to the IIE copies of each resolution adopted by the Syndicate's and FMIC's respective directors approving and adopting this Agreement, and approving and authorizing the consummation of the transaction contemplated hereby, accompanied by a certificate of the respective Secretaries of the Syndicate and FMIC, dated as of the Closing Date and certifying: (I) the date and manner of adoption of each such resolution; and (ii) that each such resolution is then in full force and effect, without amendment.

          (G) RESIGNATION. Upon the execution hereof, Jerome M. Shaw shall tender his resignation from his position as trustee on the IIE Board of Trustees.

                                   ARTICLE 10

          CONDITIONS TO THE SYNDICATE'S AND FMIC'S OBLIGATION TO CLOSE

     10.1 CONDITIONS TO CLOSING. The obligation of the Syndicate and FMIC to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless otherwise waived in writing by the Syndicate:

          (A) MERGER. As of the Closing Date, the Department shall have approved the Trust Agreement, and the Syndicate and FMIC shall have received confirmation that the Articles of Dissolution of the Syndicate were filed with the Illinois Secretary of State and that the Agreement of Merger of the Syndicate and FMIC was filed with and approved by the Department, as described in Section 3.1 above.

          (B) TRUST FUND. As of the Closing Date, the Syndicate or FMIC shall have received an executed acknowledgment of the IIE with respect to the Trust Agreement, as described in Section 3.2 above.

          (C) LETTERS OF CREDIT. Upon the execution hereof, the Syndicate shall receive physical possession of the letters of credit from the IIE, IASA or Guaranty Fund, as shown on SCHEDULE 4.1.

          (D) IASA ACCOUNT. At or prior to the Closing, the Syndicate or FMIC shall have received (I) evidence of the closure of the Syndicate's IASA Custodial Account, and (ii) all related funds and assets, as described in
     Section 4.2 above.

          (E) REPRESENTATIONS AND WARRANTIES CERTIFICATE. The representations and warranties of the IIE, IASA and Guaranty Fund set forth in Article 7 of this Agreement shall be true and complete in all material respects as of the Closing Date, and the IIE, IASA and Guaranty Fund shall have materially performed or complied with all of their respective obligations, covenants, agreements and conditions under this Agreement to be performed or complied with by them on or prior to the Closing Date. At the Closing, the IIE, IASA and Guaranty Fund each shall deliver to the Syndicate or FMIC a certificate duly executed by its Chief Executive Officer, dated as of the Closing Date, certifying that, to his knowledge: (I) the representations and warranties of each of the IIE, IASA and Guaranty Fund, respectively, set forth in
     Article 7 of this Agreement are true and complete in all material respects as of the Closing Date; and (ii) each of the IIE, IASA and Guaranty Fund, respectively, has fully performed and complied with, in all material respects, all obligations, covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

          (F) RESOLUTIONS. At the Closing, each of the IIE, IASA and Guaranty Fund shall deliver to the Syndicate and FMIC copies of each resolution adopted by the IIE's, IASA's and Guaranty Fund's respective directors approving and adopting this Agreement, and approving and authorizing the consummation of the transaction contemplated hereby, accompanied by a certificate of the respective Secretaries of the IIE, IASA and Guaranty Fund, dated as of the Closing Date and certifying: (I) the date and manner of adoption of each such resolution; and (ii) that each such resolution is then in full force and effect, without amendment.

                                   ARTICLE 11

                                    RELEASES

     11.1 SYNDICATE RELEASE. The Syndicate, for itself and its affiliates, officers, directors, employees, shareholders, attorneys, agents, predecessors, successors, heirs, executors, administrators, parents and subsidiaries, past and present, and assigns (collectively, the "Syndicate Releasing Parties"), fully and forever remise, release and discharge the IIE, IASA and Guaranty Fund, and all of their respective affiliates, officers, trustees, directors, employees, shareholders, attorneys, agents, predecessors, successors, heirs, executors, administrators, parents and subsidiaries, past and present, and assigns (collectively, the "IIE Released Parties"), of and from any and all manner of action or actions, cause or causes of actions, suits, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, agreements, understandings, promises, claims, debts, proceedings, causes in action, controversies, costs, expenses, damages, and demands whatsoever (including, but not limited to, any claims that the Syndicate may have against the IIE, IASA or Guaranty Fund), of any kind or nature, in law, equity or otherwise, whether known or unknown, matured or unmatured, suspected or unsuspected (collectively, "Claims"), which any of the Syndicate Releasing Parties has had, now has or hereafter can, shall or may have against the IIE Released Parties or any of them, for or by reason of or arising out of or in any way related to the activities of the IIE Released Parties while the Syndicate was a syndicate on the IIE. Notwithstanding the foregoing, the Syndicate Releasing Parties expressly do not remise, release or discharge, and expressly retain, all Claims they now have or hereafter can, shall or may have against the IIE or the Guaranty Fund, for or by reason of or arising out of or in any way related to
(1) a breach of obligations arising from this Agreement, or (2) any and all continuing obligations of the IIE or the Guaranty Fund with respect to all contracts of insurance or reinsurance entered into by the Syndicate while it was a syndicate on the IIE.

     11.2 IIE, IASA AND GUARANTY FUND RELEASE. The IIE, IASA and Guaranty Fund, for themselves and their respective affiliates, officers, trustees, directors, employees, attorneys, agents, predecessors, successors, heirs, executors, administrators, parents and subsidiaries, past and present, and assigns (collectively, the "IIE Releasing Parties"), fully and forever remise, release and discharge the Syndicate and all of its affiliates, officers, directors, employees, shareholders, attorneys, agents, predecessors, successors, heirs, executors, administrators, parents and subsidiaries, past and present, and assigns (collectively, the "Syndicate Released Parties"), of and from any and all manner of action or actions, cause or causes of actions, suits, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, agreements, understandings, promises, claims, debts, proceedings, causes in action, controversies, costs, expenses, damages, and demands whatsoever (including, but not limited to, any claims that the IIE, IASA or Guaranty Fund may have against the Syndicate), of any kind or nature, in law, equity or otherwise, whether known or unknown, matured or unmatured, suspected or unsuspected, which any of the IIE Releasing Parties has had, now has or hereafter can, shall or may have against the Syndicate Released Parties or any of them, for or by reason of or arising out of or in any way related to the business engaged in by or the activities of the Syndicate while a syndicate on the IIE. Notwithstanding the foregoing, the IIE Releasing Parties expressly do not remise, release or discharge, and expressly retain, all Claims they now may have or hereafter can, shall or may have against the Syndicate or FMIC, for or by reason of or arising out of or in any way related to (1) a breach of obligations arising from this Agreement, or (2) any and all continuing obligations of the Syndicate or FMIC with respect to all contracts of insurance or reinsurance entered into by the Syndicate while it was a syndicate on the IIE.

     11.3 FULL RELEASE. Except as noted above, these releases are intended to be effective as full and final accords, satisfactions and general releases of all past, present and future liabilities and obligations owed by each party to the others.

                                   ARTICLE 12

                                 INDEMNIFICATION

     12.1 INDEMNIFICATION. Each party hereto (the "Indemnifying Party") shall indemnify and defend the other parties and their shareholders, trustees, officers, directors, employees, attorneys, agents, representatives, successors and assigns (collectively, the "Indemnified Parties") and hold the Indemnified Parties harmless from and against any and all loss, cost, damage, liability or expense (including, but not limited to, reasonable attorneys' fees ) suffered or incurred by the Indemnified Parties as a result of the Indemnifying Party's breach of any representation, warranty, covenant or agreement contained herein. The Indemnified Parties shall promptly notify the Indemnifying Party of any claim as to which recovery may be sought against the Indemnifying Party under this Section 12.1. Any notice given pursuant to this Section 12.1 shall contain a detailed statement of the nature and basis of the claim, the identity of the claimant, the demand and relief sought or requested by the claimant, and shall be accompanied by copies of all materials in the possession of the Indemnified Parties which reasonably relate to such claim. Subject to the foregoing provisions of this Section 12.1, the right to indemnification hereunder shall not be affected by failure of the Indemnified Parties to give such notice and related materials or delay by the Indemnified Parties in giving such notice or related materials unless, and then only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice or related materials.

                                   ARTICLE 13

                                   TERMINATION

     13.1 TERMINATION. This Agreement shall automatically terminate in the event that the Closing has not occurred within sixty (60) days after the date of this Agreement (unless the parties hereto agree in writing to extend such date). In such event, none of the parties hereto shall have any further rights or obligations hereunder.

                                   ARTICLE 14

                                  MISCELLANEOUS

     14.1 FURTHER ASSURANCES. From time to time on and after the Closing, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transaction contemplated by this Agreement, in accordance with the terms and conditions hereof, including, but not limited to: (a) using reasonable efforts to remove any legal impediment to the consummation or effectiveness of such transaction; and (b) the execution and delivery of all such agreements, assignments and further instruments of transfer and conveyance necessary, proper and advisable to consummate and make effective the transaction contemplated by this Agreement in accordance with the terms and conditions hereof.

     14.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     14.3 REMEDIES. In the event of any breach of the obligations imposed by this Agreement, the parties hereto shall have all rights and remedies available to them at law or in equity. In the event of any litigation among the parties hereto concerning the construction, breach or enforcement of any of the obligations of the parties hereunder, the prevailing party shall be entitled to recover attorneys' fees and other out-of-pocket costs incurred in investigating and prosecution or defending such litigation; provided, however, that in the event that there shall be more than one prevailing party, such fees and costs shall be awarded in such a manner as the court shall determine to be most consistent with the relative merits and amount of the prevailing claims.

     14.4 EXHIBITS AND SCHEDULES. Each of the exhibits and schedules referred to in or and attached to this Agreement is incorporated herein and made a part hereof by reference with the same effect as if set forth herein at length.

     14.5 SUCCESSORS. The rights, duties and obligations set forth herein shall inure to the benefit of and be binding upon the parties hereto and their past, present and future officers, directors, employees, agents, representatives, attorneys, receivers, successors and assigns.

     14.6 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were amended and reformed so as to make it valid and enforceable to the maximum extent permitted under law and within the general intent of the original provision.

     14.7 HEADINGS. Section headings are included in this Agreement for convenience only and shall not affect the meaning or interpretation of this Agreement.

     14.8 ENTIRE AGREEMENT AND AMENDMENTS. This Agreement, and the exhibits and schedules referred to in or attached to this Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof, and unless otherwise stated herein, supersede any previous agreements, whether oral or written, regarding the subject matter hereof. This Agreement may be amended only by a written instrument signed by the parties hereto.

     14.9 ASSIGNMENT. This Agreement and the rights and obligations of the parties hereunder shall not be assignable by any party hereto without the prior written consent of all of the other parties.

     14.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.

     14.11 WAIVER. No restriction, condition, obligation or provision contained in this Agreement shall be deemed to have been abrogated or waived by reason of any failure to enforce the same, irrespective of the number of violations or breaches thereof that may occur.

     14.12 NOTICES OR OTHER COMMUNICATIONS. Any notice or other communication required to be sent to any party hereto pursuant to this Agreement shall be sent by facsimile transmission to be followed by U.S. Postal Service Express Mail, Next Day Service, overnight courier, or by personal delivery, as follows:

          (A)    To the IIE, IASA or Guaranty Fund:
                 311 South Wacker Drive, Suite 400
                 Chicago, Illinois 60606
                 Attn:     Gerald F. Murray, Esq.


     (B)  To the Syndicate or FMIC:

                 First Mercury Insurance Company
                 29621 Northwestern Highway
                 P.O. Box 5096
                 Southfield, Michigan  48086
                 Attn: Richard H. Smith


with a copy to:  Katten Muchin & Zavis
                 525 West Monroe Street
                 Suite 1600
                 Chicago, Illinois   60661-3693
                 Attn:     Richard M. Seligman, Esq.

     14.13 NO THIRD PARTY BENEFICIARIES. No person or entity other than the parties hereto and their successors shall have any right to enforce or seek enforcement of this Agreement.

     14.14 RECITALS. The recitals and prefatory phrases and paragraphs set forth above are incorporated in full in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above indicated.


                              ILLINOIS INSURANCE EXCHANGE

                              By:\s\ James E. Tait
                                 ----------------------------------------
                              Name: James E. Tait
                                   --------------------------------------
                              Its: President
                                 ----------------------------------------

                              ILLINOIS INSURANCE EXCHANGE
                              IMMEDIATE ACCESS SECURITY ASSOCIATION

                              By:\s\ Gerald F. Murray
                                 ----------------------------------------
                              Name: Gerald F. Murray
                                 ----------------------------------------
                              Its: Secretary
                                  ---------------------------------------


                              ILLINOIS INSURANCE EXCHANGE
                              GUARANTY FUND, INC.


                              By:\s\ Gerald F. Murray
                                 ----------------------------------------
                              Name: Gerald F. Murray
                                   --------------------------------------
                              Its: Secretary
                                  ---------------------------------------

                              FIRST MERCURY SYNDICATE, INC.

                              By:\s\ Jerome M. Shaw
                                 ----------------------------------------
                              Name: Jerome M. Shaw
                                   --------------------------------------
                              Its: President
                                  ---------------------------------------

                              FIRST MERCURY INSURANCE COMPANY

                              By:\s\ Richard H. Smith
                                 ----------------------------------------
                              Name: Richard H. Smith
                                   --------------------------------------
                              Its: President
                                  ---------------------------------------